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                                                                    Exhibit 10.8

              AMENDMENT OF EMPLOYMENT CONTRACT

BETWEEN:       ATHENA MEDICAL CORPORATION, a Nevada corporation ("ATHENA");

AND:           JOHN F. PERRY ("Perry").

DATED:         September 6, 1996.

     ATHENA and Perry are parties to an Employment Contract (the "Agreement") dated effective July 5, 1993, and assumed by ATHENA (fka Xtramedics, Inc.) under Assumption of Employment Agreement dated February 17, 1994. For good and valuable consideration received, the parties agree to amend and clarify the Agreement as follows:

    1. Effective as of the date first set forth above, Perry shall cease serving as the Chairman and Chief Executive Officer of ATHENA, and commence serving as General Manager of the Florida Division of ATHENA. Perry's compensation shall remain at the annual rate now in effect. Perry agrees to devote his full business time and attention to his duties as General Manager of the Florida Division, shall report to the Chairman and Chief Executive Officer of ATHENA, and shall consult with the President of ATHENA on a regular basis.

    2. Section 1 of the Agreement is amended and restated in its entirety to read as follows:

        "1.   TERM. The term of this Agreement commenced June 15, 1993
    and shall expire June 30, 1998, unless employment is terminated by Perry or pursuant to Section 5 below prior to expiration of such term. Any extension, renewal or modification of this Agreement requires the prior written consent of both parties (ATHENA and Perry)."

    3. Except as expressly amended by this Amendment, all terms, covenants and conditions of the Agreement remain in full force and effect. The Agreement (as amended by this Amendment) constitutes the final and conclusive agreement of the parties with respect to Perry's employment relationship, and supersedes all prior and contemporaneous understandings, promises and representations, oral or written, except those set forth in a document signed by the party sought to be bound.

    EXECUTED in two counterparts, each of which will constitute an original, as of the date first set forth above.

                                        ATHENA MEDICAL CORPORATION

                                        By ____________________________________
                                           William H. Fleming, Its President


                                        _______________________________________
                                        John F. Perry